UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2010 (May 19, 2010)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, Connecticut 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 19, 2010, Robert B. Hedges, Jr. and Eric L. Zinterhofer resigned, effective immediately, as members of the boards of directors (the “Boards”) of Affinion Group, Inc., a Delaware corporation (the “Company”) and its parent, Affinion Group Holdings, Inc. Mr. Hedges also resigned from the audit committee of the Boards. Neither Mr. Hedges nor Mr. Zinterhofer resigned as the result of any dispute or disagreement with the Company.

On May 19, 2010, the Company announced the resignation of Mr. Thomas J. Rusin as its President and Chief Executive Officer, North America, which resignation shall be effective as of June 30, 2010. Mr. Rusin is leaving the Company to pursue other opportunities, but is expected to remain with the Company in his existing capacity until the end of June 2010 to allow for a smooth transition while the Company searches for his successor.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP, INC.

Date: May 21, 2010	By:	/S/ TODD H. SIEGEL
	Name:	Todd H. Siegel
	Title:	Executive Vice President and Chief Financial Officer